STOCK PLEDGE AGREEMENT
                                ----------------------


               AGREEMENT dated as of the 24th day of July, 1998, by and between USIS ACQUISITION, LLC, a Delaware limited liability company ("Pledgor"), and AMERICAN ECO CORPORATION, an Ontario corporation ("Pledgee").


                                   R E C I T A L S
                                   - - - - - - - -

               A. Pledgor has entered into a Letter Agreement with Pledgee dated as of the date hereof (the "Letter Agreement") with respect to the purchase by Pledgor of certain promissory notes ("US Industrial Notes") of U S Industrial Services, Inc., a Delaware corporation ("US Industrial").

               B. Pledgor has executed and delivered a Secured Promissory Note payable to the order of Pledgee dated as of the date hereof in the principal amount of $12,900,000 (the "Pledgor Note") in partial payment for the purchase by Pledgor from Pledgee of US Industrial Notes.

               C. As a material inducement to Pledgee to accept the Pledgor Note, Pledgor has agreed to pledge to Pledgee, and to grant Pledgee a security interest in, certain collateral, as described herein.

               NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

               1.   Grant of Security Interest.  As collateral security for
                    --------------------------
          Pledgor's due and punctual performance of the Obligations (as hereinafter defined), Pledgor hereby pledges and delivers to Pledgee the Collateral (as hereinafter defined), and grants, assigns, transfers and conveys to Pledgee a continuing security interest in the Collateral.

               2.   Obligations.  This Agreement, and Pledgor's grant to
                    -----------
          Pledgee of a security interest in the Collateral, is made to secure the due and punctual payment and other performance of Pledgor's obligations under the Pledgor Note, including all amendments, modifications, renewals, extensions or replacements hereof or thereof (collectively, the "Obligations").

               3.   Collateral.  As used herein, the term "Collateral"
                    ----------
          shall mean

                    3.1. 5,295,858 shares of common stock, $.01 par value (the "Shares"), of US Industrial owned by Pledgor and certificates representing the Shares and such additional property at any time and from time to time receivable by Pledgee hereunder or otherwise distributed in respect of or in exchange for any or all of such Shares;

                    3.2. all additional shares of stock of US Industrial from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares, and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and

                    3.3. the property and interests described in Section 4;

          together with any and all products and proceeds of any of the foregoing in whatever form.

               4.   Collateral Adjustments.  If, during the term of this
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          Agreement,

                    4.1. any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of US Industrial, or

                    4.2. any subscription warrant(s) or any other right(s) or option(s) shall be issued in connection with the Collateral, then all new, substituted and additional shares, warrants, rights, options and other securities issued by reason of any of the foregoing shall be immediately delivered to and held by Pledgee under the terms of this Agreement and shall constitute the Collateral hereunder; provided, however, that Pledgor's failure to so deliver such property to Pledgee shall in no way affect the security interest granted therein as hereinabove provided.

               5.   Subsequent Changes Affecting Collateral.  Pledgor
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          represents and warrants that it has made its own arrangements for keeping itself informed of changes and potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payments of dividends, reorganization and other exchanges, tender offers and voting rights), and Pledgor agrees that Pledgee shall not have any obligation to inform Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. Pledgee may, after the occurrence of an Event of Default, without notice and at its option, transfer or register the Collateral or any part thereof into its or its nominee's name with and without any indication that such Collateral is subject to the security interest hereunder.

               6.   Delivery of Collateral.  Concurrently with the
                    ----------------------
          execution and delivery of this Agreement, Pledgor shall deliver to Pledgee, in form and substance satisfactory to Pledgee certificates representing the Collateral, together with duly executed blank stock powers, with a Medallion signature guarantee, transferring same.

               7.   Representations and Warranties.  Pledgor represents and
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          warrants to Pledgee as follows:

                    7.1. Organization.  Pledgor is a limited liability
                         ------------
          company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease its properties, to carry on its business and to execute, deliver and perform its obligations under this Agreement.

                    7.2. Corporate Action.  All corporate action
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          required to be taken by Pledgor in connection with the execution, delivery and performance of this Agreement, and the agreements, instruments and transactions contemplated hereby and thereby, has been duly taken.

                    7.3. No Conflicts.  Neither the execution and
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          delivery of this Agreement or any of the agreements or
          instruments contemplated hereby, nor the performance of any of Pledgor's obligations hereunder or thereunder, will: (a) violate or conflict with Pledgor's Operating Agreement, as amended to date or any agreement, commitment, indenture, contract or other obligation or restriction affecting Pledgor; (b) conflict with, result in a breach of, constitute (with notice, lapse of time or both) a default under, or result in the creation or imposition of any lien, charge, security interest or other encumbrance upon any of Pledgor's property pursuant to the terms of, any agreement or instrument to which Pledgor is a party, by which it is bound or to which any of its properties is subject; or (c) violate any provision of any law, or any rule, regulation, order, judgment or decree of any court, governmental agency or body or arbitration panel to which Pledgor or any of its properties is subject.

                    7.4. Enforceability.  This Agreement, and each of
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          the agreements and instruments contemplated hereby executed by
          Pledgor, is a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity that may, among other things, limit the availability of specific performance, injunctive relief or other equitable remedies. Pledgor's obligations under this Agreement and each of the agreements and instruments contemplated hereby are not subject to any defense, counterclaim or offset of any kind whatsoever.

                    7.5. Ownership of Collateral.  Pledgor is the
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          record and beneficial owner of the Collateral free and clear of all liens, claims, encumbrances, security interests or equities, other than the security interest created hereby and restrictions on resale imposed under the Securities Act of 1933, as amended.

                    7.6. Perfection.  This Agreement and the delivery
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          of the Collateral to Pledgee creates in Pledgee a fully perfected security interest in the Collateral.

               8.   Covenants and Agreements of Pledgor.  Pledgor covenants
                    -----------------------------------
          and agrees with Pledgee that from the date hereof and until payment and satisfaction in full of each and all of the Obligations, unless Pledgee shall otherwise consent in writing, Pledgor will:

                    8.1. Duly observe and perform each and every term and condition of the Letter Agreement, the Pledgor Note and any and all other agreements, instruments and documents relating to the Collateral, and diligently protect and enforce its rights under all such agreements;

                    8.2. Not sell, lease, assign, transfer, convey, pledge, hypothecate, mortgage or further encumber any of the Collateral, except in the manner as expressly provided for in the Pledgor Note;

                    8.3. Promptly pay or otherwise cause to be discharged any lien, charge, security interest or other encumbrance that may attach to the Collateral, or any portion thereof, other than pursuant to this Agreement;

                    8.4. Defend the Collateral against all claims, liens, security interests, demands and other encumbrances of third parties at any time claiming an interest in the Collateral that is adverse to Pledgee's interest in the Collateral hereunder; and

                    8.5. Execute and deliver to Pledgee any and all further agreements, instruments, or documents and take any and all such further action as Pledgee, in its sole discretion, may deem necessary or advisable in order to evidence, effectuate, perfect, protect, maintain, or realize upon Pledgee's security interest in the Collateral or the priority thereof.

               9.   Voting Rights.  During the term of this Agreement, and
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          except as provided in the following sentence of this Section,
          Pledgor shall have the right to vote the Collateral on all corporate questions in a manner not inconsistent with the terms of this Agreement, the Letter Agreement, the Pledgor Note and any other agreement, instrument or document executed pursuant thereto or in connection therewith. After the occurrence of an Event of Default, Pledgee may, at Pledgee's option and following written notice from Pledgee to Pledgor, exercise all voting rights pertaining to the Collateral, including the right to take shareholder action by written consent, and Pledgor hereby irrevocably constitutes and appoints Pledgee as Pledgor's proxy and attorney-in-fact, with full power of substitution, to do so. This proxy shall be irrevocable and shall continue until the termination of this Agreement in accordance with Section 13.

               10.  Dividends and Other Distributions.
                    ---------------------------------
                    10.1.     Until the occurrence of an Event of Default,
          (i) subject to Section 4 hereof, Pledgor shall be entitled to receive and retain all dividends and interest paid in respect of the Collateral; and (ii) Pledgee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) of this Subsection.

                    10.2.     After the occurrence of an Event of Default,
          (i) all rights of Pledgor to receive dividends and interest payments in respect of the Collateral shall cease, and all such rights shall thereupon become vested in Pledgee, for the benefit of Pledgee, which shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments; and
          (ii) all dividends and interest payments which are received by Pledgor contrary to the provisions of clause (i) of this Subsection shall be received in trust for Pledgee, shall be segregated from other funds of Pledgor and shall be paid over immediately to Pledgee as Collateral in the same form as so received (with any necessary indorsements).

               11.  Events of Default.  Unless specifically waived in
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          writing by Pledgee, the existence of any of the following
          conditions or the occurrence of any of the following events, shall constitute an "Event of Default" hereunder:

                    11.1. Failure to make prompt and punctual payment or performance when due of any of the Obligations;

                    11.2. Any representation or warranty in this Agreement, the Letter Agreement, the Pledgor Note, or in any of the agreements of instruments contemplated hereby, proves materially false or misleading in any way;

                    11.3. Failure to observe or perform any covenant in this Agreement, the Pledgor Note or under any of the agreements or instruments contemplated hereby, if such breach is not cured within fifteen (15) days after notice thereof is given by Pledgee;

                    11.4. At any time after the date hereof a case or proceeding shall have been commenced against Pledgor in a court having competent jurisdiction seeking a decree or order in respect of Pledgor (i) under Title 11 of the United States Code, as now constituted or hereafter amended (the "Bankruptcy Code"),
                                                        ---------------
           or any other applicable Federal, state or foreign bankruptcy or other similar law or (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of any of Pledgor's assets, and such case or proceeding shall not be discharged or dismissed within 30 days of commencement thereof;

                    11.5. At any time after the date hereof, Pledgor shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law and (ii) consent to the institution of proceedings thereunder or to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Pledgor's assets;

                    11.6. Acceleration of the maturity of any other indebtedness of Pledgee by reason of a default thereunder; or

                    11.7. Entry of a judgment or order against Pledgor or any of its properties which has not been bonded or execution stayed within 30 days of entry thereof.

               12.  Pledgee's Remedies.  If an Event of Default occurs
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          hereunder, then, Pledgee may, at its option, but is not required to, do any one or more of the following without demand or notice to Pledgor:

                    12.1. Declare all of the Obligations immediately due and payable in full, notwithstanding the terms of any other writing or evidence of debt;

                    12.2. Transfer the Collateral into Pledgee's name or that of its nominee;

                    12.3. From time to time, proceed with the foreclosure of Pledgee's security interest and sale of the Collateral, or any portion of it, in any manner permitted by law or provided for herein. With respect to the Collateral or any part thereof which shall then be in or shall thereafter come into possession or custody of Pledgee or which Pledgee shall otherwise have the ability to transfer under applicable law, Pledgee may, in its sole discretion, without notice, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as Pledgee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. Pledgee may, in its own name or in the name of a designee or nominee, buy the Collateral at any public sale and, if permitted by applicable law, buy the Collateral at any private sale. Pledgor shall remain liable for any deficiency following the sale of the Collateral or any other realization upon the Collateral; or

                    12.4. Exercise any and all of the rights and remedies available to a secured party under the Uniform
          Commercial Code in effect at the time in the State of Texas or as otherwise provided by law.

               13.  Term.  This Agreement shall remain in full force and
                    ----
          effect until the Obligations have been fully and indefeasibly paid and satisfied. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Collateral), Pledgee will release the security interest created hereunder and will deliver the Collateral to Pledgor.

               14.  Notices.  Any notice, request, demand or other
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          communication give pursuant to the terms of this Agreement shall be deemed given upon delivery, if hand delivered, upon receipt of telecopy or telex if telecopied or telexed, or two (2) business days after deposit in the United States mail, postage prepaid, correctly addressed to the addresses of the parties indicated below or at such other address as such party, in writing, shall have advised the other parties hereto:

               To Pledgor:    USIS Acquisition, LLC
                              8111 Preston Road
                              Suite 715
                              Dallas, TX 75225
                              Fax No. 214-891-9733

               To Pledgee:    American Eco Corporation
                              11011 Jones Road
                              Houston, Texas  77070
                              Fax No. 281-774-7001
                              Attention:  Michael E. McGinnis, Chairman

               15.  Governing Law.  This Agreement shall be  governed by, and
                    -------------
          construed and enforced in accordance with, the laws of the State of Texas, without regard to choice of law principles.

               16.  Modifications  and Waivers.  No modification, amendment
          or
                    -------------------------
          waiver of any provision of this Agreement, nor consent to any departure of Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

               17.  Successors  and  Assigns.    This  Agreement  shall  be
          binding
                    ----------------------
          upon Pledgor, its successors and assigns and inure to the benefit of Pledgee and its successors and assigns.

               18.  Integration.  This Agreement, together with the Letter
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          Agreement,  the Pledgor  Note  and any  other security  documents executed in connection herewith, expresses the entire agreement and understanding of the parties hereto and their respective affiliates with respect to the matters set forth herein and supersedes all prior agreements, arrangements and understandings among the parties hereto and their respective affiliates with
          respect  to the  matters set  forth herein.   In  the event  of a
          conflict between the terms of this Agreement and the Pledgor Note, the terms of the Pledgor Note shall govern.

               19.  Severability.    In  case  any  one   or  more  of  the
          provisions
                    ------------
          contained in this Agreement should be determined by a court of law to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

          PLEDGOR:                 USIS ACQUISITION LLC, a Delaware
                                   limited liability company



                                   By: /s/ Albert V. Furman, III
                                   ----------------------------------
                                        Albert V. Furman, III
                                        Manager


          PLEDGEE:                 AMERICAN ECO, an Ontario corporation


                                   By: /s/ Michael E. McGinnis
                                    -------------------------------------
                                        Michael E. McGinnis
                                        Chairman